Index to Financial Statements

                                  GELTECH, Inc.

                                    CONTENTS
                                                                            PAGE
                                                                            ----

Report of Independent Certified Public Accountants.........................  F-2

Balance Sheet..............................................................  F-3

Statement of Operations....................................................  F-5

Statement of Stockholders' Equity..........................................  F-6

Statement of Cash Flows....................................................  F-7

Notes to Financial Statements..............................................  F-8

               Report of Independent Certified Public Accountants

The Board of Directors
GELTECH, Inc.

We have audited the accompanying balance sheet of GELTECH, Inc. as of December 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GELTECH, Inc. at December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP

April 26, 2000

                                  GELTECH, Inc.

                                  Balance Sheet

                                December 31, 1999


ASSETS
Current assets:
   Cash and cash equivalents                                        $   390,981
   Accounts receivable (less allowance for doubtful
     accounts of $40,712)                                               715,318
   Accounts receivable under U.S. government contracts                   90,268
   Inventories:
     Raw materials                                                      135,975
     Work-in-process                                                    933,483
     Finished goods                                                     462,362
                                                                    -----------
                                                                      1,531,820
     Less inventory reserve                                            (295,000)
                                                                    -----------
                                                                      1,236,820

   Prepaid expenses                                                      51,958
                                                                    -----------
       Total current assets                                           2,485,345

Property and equipment:
   Machinery and equipment                                            1,956,770
   Office furniture and computer equipment                              225,647
   Leasehold improvements                                               286,150
   Leased assets                                                        507,058
                                                                    -----------
                                                                      2,975,625
Less accumulated depreciation and amortization                       (1,408,821)
                                                                    -----------
                                                                      1,566,804

Intangible assets, net                                                   79,937
Deferred licensing fee, net                                             417,507
Goodwill, net                                                           335,193
                                                                    -----------
       Total assets                                                 $ 4,884,786
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $   650,210
   Accrued expenses                                                     197,357
   Current portion of long-term debt and capital
     lease obligations                                                  210,218
   Current portion of long-term debt to stockholders                     36,646
                                                                    -----------
       Total current liabilities                                      1,094,431

Long-term debt and capital lease obligations                          1,559,218

Long-term debt to stockholders                                           25,042

Stockholders' equity:
   Common stock, $.01 par value; 18,000,000 shares
     authorized; 7,395,032 shares issued and outstanding                 73,950
   Series A, 10% cumulative convertible preferred stock,
     $.01 par value; 431,343 shares authorized, issued
     and outstanding                                                      4,314
   Series B, 10% cumulative convertible preferred stock,
     $.01 par value; 929,901 shares authorized, issued
     and outstanding                                                      9,299
   Series C, 10% cumulative convertible preferred stock,
     $.01 par value; 1,368,658 shares authorized; 1,316,501
     shares issued and outstanding                                       13,165
   Series D, 10% cumulative convertible preferred stock;
     $.01 par value; 4,600,000 shares authorized; 4,481,100
     shares issued and outstanding                                       44,811
   Paid-in surplus                                                    9,885,059
   Accumulated deficit                                               (7,824,503)
                                                                    -----------
       Total stockholders' equity                                     2,206,095

                                                                    -----------
       Total liabilities and stockholders' equity                   $ 4,884,786
                                                                    ===========

See accompanying notes.

                                  GELTECH, Inc.

                             Statement of Operations

                          Year ended December 31, 1999


Net revenues                                                        $ 6,746,396
Cost of sales                                                         4,653,964
                                                                    -----------
Gross profit                                                          2,092,432

Selling, general and administrative expense                           2,586,753
                                                                    -----------
Loss from operations                                                   (494,321)

Other expenses:
   Interest expense                                                    (161,158)
   Other, net                                                           (57,912)
                                                                    -----------
                                                                       (219,070)
                                                                    -----------
Loss before income taxes                                               (713,391)

Income taxes                                                           (684,000)
                                                                    -----------

Net loss                                                            $(1,397,391)
                                                                    ===========
Loss per common share:
   Basic and diluted                                                $     (0.19)
                                                                    ===========

See accompanying notes.

                                  GELTECH, Inc.

                        Statement of Stockholders' Equity

                                            SERIES A   SERIES B   SERIES C    SERIES D
                                  COMMON   PREFERRED  PREFERRED  PREFERRED   PREFERRED   PAID-IN     ACCUMULATED
                                   STOCK     STOCK      STOCK      STOCK       STOCK     SURPLUS       DEFICIT        TOTAL
                                  -------    ------     ------    -------     -------   ----------   -----------   -----------
Balance at January 1, 1999        $68,297    $4,314     $9,299    $13,165     $44,811   $9,532,434   $(6,427,112)  $ 3,245,208
  Exercise of stock options,
    306,175 shares                  3,061        --         --         --          --        2,475            --         5,536
  Exercise of stock warrants,
    24,211 shares                     242        --         --         --          --           --            --           242
  Issuance of common stock in
    connection with acquisition
    of Sierra Precision Optics,
    Inc., 135,000 shares            1,350        --         --         --          --      201,150            --       202,500
  Issuance of common stock in
    exchange for note payable,
    100,000 shares                  1,000        --         --         --          --      149,000            --       150,000
  Net loss                             --        --         --         --          --           --    (1,397,391)   (1,397,391)
                                  -------    ------     ------    -------     -------   ----------   -----------   -----------

Balance at December 31, 1999      $73,950    $4,314     $9,299    $13,165     $44,811   $9,885,059   $(7,824,503)  $ 2,206,095
                                  =======    ======     ======    =======     =======   ==========   ===========   ===========

See accompanying notes.

                                  GELTECH, Inc.

                             Statement of Cash Flows

                          Year ended December 31, 1999


OPERATING ACTIVITIES
Net loss                                                            $(1,397,391)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                                         575,151
  Provision for doubtful accounts                                       (15,192)
  Provision for deferred income taxes                                   684,000
  Inventory reserve                                                     264,579
  Change in operating assets and liabilities,
   net of effects of acquisition:
    Accounts receivable                                                 144,031
    Inventories                                                        (836,655)
    Prepaid expenses                                                     66,581
    Accounts payable                                                    239,425
    Accrued expenses                                                     36,552
                                                                    -----------
       Net cash used in operating activities                           (238,919)

INVESTING ACTIVITIES
Purchases of property and equipment                                    (134,681)
Acquisition of Sierra Precision Optics, Inc., net of cash acquired     (111,431)
                                                                    -----------
       Net cash used in investing activities                           (246,112)

FINANCING ACTIVITIES
Proceeds from debt financing                                            600,000
Payments on debt financing                                             (395,157)
Proceeds from issuance of common stock                                    5,778
                                                                    -----------
       Net cash provided by financing activities                        210,621
                                                                    -----------

Net decrease in cash and cash equivalents                              (274,410)
Cash and cash equivalents at beginning of year                          665,391
                                                                    -----------
Cash and cash equivalents at end of year                            $   390,981
                                                                    ===========

See accompanying notes.

                                  GELTECH, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

GELTECH, Inc. (the Company), is a manufacturer of advanced optical components primarily for the telecommunications industry. Secondary markets include medical, data storage and other industries utilizing semiconductor lasers. Leading product lines include precision molded optics, molded glass gratings, lens arrays, laser flow tubes, prisms and sol-gel derived products including silica porous substrates and powders.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets of five to seven years, and the term of the lease agreement for leasehold improvements. The machinery and equipment under capital lease is being depreciated over the five-year term of the lease and is included in depreciation expense. Depreciation expense was $507,424 in 1999.

INTANGIBLE ASSETS

The Company has intangible assets representing all costs incurred to acquire "the exclusive right to use certain technology" developed by the University of Florida in Gainesville and protected by numerous patents. These costs are being amortized on a straight-line basis over a period of 17 years, which corresponds to the expected life of the related patents. Amortization expense was $23,147 in 1999, and accumulated amortization expense totaled $313,570 at December 31, 1999.

GOODWILL

The Company has goodwill, which represents the excess cost of the acquired business over the fair value of net assets acquired. These costs are being amortized on a straight-line basis over a period of 20 years. Amortization expense for 1999 and accumulated amortization at December 31, 1999 was $17,642.

                                  GELTECH, Inc.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED LICENSING FEE

Deferred licensing fee represents the cost of a perpetual license for acquired technology. These costs are being amortized based on actual product sales for the year as a percentage of total expected sales over the life of the patented technology. Amortization expense was $26,938 for 1999, and accumulated amortization expense totaled $82,494 at December 31, 1999.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Fair value is determined as the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

REVENUE RECOGNITION

Revenues from production contracts are recorded when the product is completed and shipped. Revenues arising from cost reimbursement research contracts with U.S. government agencies are recognized within the limitations of the contract. The actual costs of performing the research are expensed as incurred.

CONCENTRATIONS OF CREDIT RISK

Cash and cash equivalents are deposited in high credit, quality financial institutions. At times, cash balances may be in excess of FDIC insurance limits. Concentrations of credit risk for accounts receivable are considered by the Company to be minimal as the Company sells its products to customers located throughout the world. The Company generally requires no collateral or security from its customers and has not incurred any significant credit related losses.

ADVERTISING COSTS

It is the Company's policy to expense advertising costs as incurred. Costs incurred during 1999 amounted to $25,258. These amounts are included in selling, general and administrative expense in the accompanying financial statements.

                                  GELTECH, Inc.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and totaled $779,822 during 1999. These amounts are included in selling, general and administrative expense in the accompanying financial statements.

STOCK-BASED COMPENSATION

The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

LOSS PER SHARE

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation.

INCOME TAXES

In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the Company recognizes deferred income taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized.

                                  GELTECH, Inc.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCOUNTING PRONOUNCEMENTS

In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. (SFAS) 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. SFAS 137 amends SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, to defer its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments including stand alone instruments, such as forward currency exchange contracts and interest rate swaps or embedded derivatives and requires that these instruments be marked-to-market on an ongoing basis. These market value adjustments are to be included either in the statement of operations or stockholders' equity, depending on the nature of the transaction. The Company is required to adopt SFAS 133 in the first quarter of its fiscal year 2001. Management does not expect the adoption of SFAS 133 will have a material effect on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued SAB No. 101. REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which provides guidance on the recognition, presentation, and disclosures of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management does not expect the adoption of SAB No. 101 will have a material adverse effect on the Company's financial position or results of operations.

In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25. Among other issues, that interpretation clarifies the definition of employees for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. This interpretation is effective July 1, 2000, but certain

                                  GELTECH, Inc.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

conclusions in the interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effect of applying this interpretation is recognized on a prospective basis from July 1, 2000. The Company is currently reviewing stock grants to determine the impact, if any, that may arise from implementation of this interpretation, although management does not expect the impact, if any, to be material to its financial statements.

2. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following at December 31, 1999:

   Checking and money market account deposits                          $173,422
   U.S. government agency note                                          217,559
                                                                       --------
                                                                       $390,981
                                                                       ========

The repurchase account deposits and U.S. government agency note are considered cash equivalents as they are readily convertible to cash and have original maturities of less than 90 days. Repurchase account deposits are invested daily by financial institutions in commercial paper and in U.S. treasury and U.S. government agency notes. The fair value of the repurchase account deposits and U.S. government agency note approximates cost.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

A summary of long-term debt and capital lease obligations as of December 31, 1999 follows:

Note payable to Corning Incorporated, principal plus interest at the prime rate plus .5%, currently due. Secured by all
   property purchased from the issuer of the note with no
   carrying value at December 31, 1999. See Note 8.                  $   77,613
Note payable to NationsBank, payable in monthly principal
   installments of $13,007 plus interest at the prime rate
   plus 1.25% to December 2004. Secured by all accounts
   receivable, inventory, and intangible assets.                        624,320

                                  GELTECH, Inc.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

Capital lease obligation to Colonial Pacific Leasing, payable in monthly installments at 11.1% to January 2001. Secured
   by software systems purchased under capital lease with a
   carrying value of $66,017 at December 31, 1999. Purchase
   option of $1 at lease termination.                                    55,983
Capital lease obligation to Newcourt Financial, payable in
   monthly installments at 12.0% to April 2002. Secured by
   equipment purchased under capital lease with a carrying
   value of $63,479 at December 31, 1999. Purchase option of
   $1 at lease termination.                                              38,617
Capital lease obligation to Newcourt Financial, payable in
   monthly installments at 11.7% to September 2002. Secured
   by equipment purchased under capital lease with a carrying value of $106,093 at December 31, 1999. Purchase option of
   $1 at lease termination.                                              99,240
Capital lease obligation to Newcourt Financial, payable in
   monthly installments at 15.4% to December 2002. Secured by equipment purchased under capital lease with a carrying
   value of $8,400 at December 31, 1999. Purchase option of
   $1 at lease termination.                                               7,233
Capital lease obligation to Newcourt Financial, payable in
   monthly installments at 11.7% to October 2002. Secured by
   equipment purchased under capital lease with a carrying
   value of $64,000 at December 31, 1999. Purchase option of
   $1 at lease termination.                                              67,776
Capital lease obligation to Intech Financial, payable in
   monthly installments at 12.3% to March 2003. Secured by
   equipment purchased under capital lease with a carrying
   value of $48,000 at December 31, 1999. Purchase option of
   $1 at lease termination.                                              48,943
Note payable to Placer Sierra Bank, payable in monthly
   principal and interest payments of $3,672 at 10.25% with
   full principal balance due in July 2003. Secured by all
   accounts receivable, inventory, and fixed assets acquired
   from Sierra Precision Optics, Inc. with a carrying value
   of $963,676 at December 31, 1999.                                    249,711
Promissory note, payable interest only at 9.5% for five years
   with full principal balance due in July 2004.                        500,000
                                                                     ----------
                                                                      1,769,436
Less current portion                                                   (210,218)
                                                                     ----------
                                                                     $1,559,218
                                                                     ==========

                                  GELTECH, Inc.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

The prime rate was 8.75% at December 31, 1999.

During 1999, borrowings under the note payable to NationsBank were increased through conversion of $300,000 outstanding on the Company's line of credit to the note payable.

Required payments by fiscal year for long-term debt and capital lease obligations for years after 1999 were as follows:
                                                                       CAPITAL
                                                                        LEASE
     YEAR ENDING DECEMBER 31                       LONG-TERM DEBT    OBLIGATIONS
     -----------------------                       --------------    -----------
     2000                                            $   96,913       $ 141,587
     2001                                               177,530         133,112
     2002                                               179,835          80,831
     2003                                               341,286           9,015
     2004                                               656,080              --
                                                     ----------       ---------
                                                      1,451,644         364,545
     Less amount representing interest                       --         (46,753)
                                                     ----------       ---------
                                                     $1,451,644       $ 317,792
                                                     ==========       =========

4. LINE OF CREDIT

The Company has a line of credit with a bank for $500,000, limited to 75% of certain accounts receivable and 50% of certain inventory balances, which expires June 2000. Interest is payable monthly at the prime rate plus 1.5%. At December 31, 1999, $500,000 was available on the line. The line of credit is collateralized by accounts receivable, intangible assets, and inventory. The Company is required to maintain various financial covenants.

5. INCOME TAXES

The components of the income tax provision at December 31, 1999 are as follows:

     Current                                                           $     --
     Deferred                                                           684,000
                                                                       --------
                                                                       $684,000
                                                                       ========

                                  GELTECH, Inc.

5. INCOME TAXES (CONTINUED)

The components of the net deferred income tax assets and liabilities at December 31, 1999 are as follows:

    Tax operating loss carryforwards                                $ 2,366,000
    Inventories                                                         205,000
    Depreciation and amortization                                       (39,000)
    Alternative minimum tax credit carryforward                          45,000
    Vacation accrual                                                      9,000
    Allowance for doubtful accounts                                      16,000
    Inventory reserve                                                   112,000
                                                                    -----------
                                                                      2,714,000
    Valuation allowance                                              (2,714,000)
                                                                    -----------
                                                                    $        --
                                                                    ===========

At December 31, 1999, all net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased approximately $950,000 during 1999.

The Company generated a net operating loss of approximately $129,000 during 1999. At December 31, 1999, the Company has net operating loss carryforwards of approximately $6.2 million which expire at various dates between 2005 and 2019.

The following is a reconciliation of the statutory United States income tax rate to the effective income tax rate for the year ended December 31, 1999:

    Tax benefit computed at statutory federal rate                      (34.00)%
    State tax benefit                                                    (3.90)
    Change in valuation allowance                                       133.25
    Nondeductible expense                                                 0.53
                                                                        ------
    Income tax expense                                                   95.88%
                                                                        ======

                                  GELTECH, Inc.

6. STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Series A nonvoting convertible preferred stock (Series A), provides for cumulative dividends at an annual rate of $.232 per share, is convertible at $2.32 per share into the Company's common stock on a one for one basis, and has preference in dividends and liquidation over the common stockholders. At December 31, 1999, cumulative dividends on the Series A totaled $1,131,217, which are not accrued in the accompanying financial statements.

The Series B nonvoting convertible preferred stock (Series B) provides for cumulative dividends at an annual rate of 10% of the original Series B purchase price, is convertible on a per share basis into the number of shares of the Company's common stock that results from dividing $2.74 by the conversion price per share, and has preference in dividends and liquidation over the Series A and common stockholders. The conversion price per share is $2.74. At December 31, 1999, cumulative dividends on the Series B totaled $2,590,522, which are not accrued in the accompanying financial statements.

The Series C nonvoting convertible preferred stock (Series C) provides for cumulative dividends at an annual rate of 10% of the original Series C purchase price, is convertible on a per share basis into the number of shares of the Company's common stock that results from dividing $.42448 by the conversion price per share, and has preference in dividends and liquidation over the Series A, Series B and common stockholders. The conversion price per share is $.42537. At December 31, 1999, cumulative dividends on the Series C totaled $364,044, which are not accrued in the accompanying financial statements.

The Series D nonvoting convertible preferred stock (Series D) provides for cumulative dividends at an annual rate of 10% of the original Series D purchase price, is convertible on a per share basis into the number of shares of the Company's common stock that results from dividing $1.00 by the conversion price per share, and has preference in dividends and liquidation over the Series A, Series B, Series C and common stockholders. The conversion price per share is $1.00. At December 31, 1999, cumulative dividends on the Series D totaled $2,251,599, which are not accrued in the accompanying financial statements.

                                  GELTECH, Inc.

6. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS

The Company had an incentive stock option (ISO) plan for its employees which expired December 31, 1995. The number of shares reserved for grants of options under this plan was 3,165,256. In 1996, the Company adopted a new incentive stock option plan for its employees which expires in the year 2006. The number of shares reserved for grants of options under this plan was 1,380,000. The following table summarizes common stock options activity granted pursuant to the ISO plans and other options activity for the year ended December 31, 1999.

                                                                        WEIGHTED
                                                         EXERCISE       AVERAGE
                                                          PRICE         EXERCISE
                                            SHARES        RANGE          PRICE
                                            ------        -----          -----
      Outstanding at January 1, 1999      1,824,260     $ .01-$1.00      $ .64
         Granted                            107,500     $1.00-$1.50      $1.10
         Exercised                          303,675        $ .01         $ .01
         Exercised                            2,500        $1.00         $1.00
         Canceled                           874,253        $1.00         $1.00
         Canceled                            12,500        $ .01         $ .01
                                          ---------     -----------      -----
      Outstanding at December 31, 1999      738,832     $ .01-$1.50      $ .54
                                          =========     ===========      =====

      Exercisable at December 31, 1999      353,832        $ .01         $ .01
                                            211,000        $1.00         $1.00
                                          ---------     -----------      -----
                                            564,832     $ .01-$1.00      $ .38
                                          =========     ===========      =====

The above options expire at various dates through September 2005. The weighted average remaining contractual life of options with exercise prices of $1.00 to $1.50 and $0.01 at December 31, 1999 is 2.3 years and 6.7 years, respectively.

Pro-forma information regarding net income and earnings per share is required by FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair values for these options were estimated at the date of grant using the minimum value method with the following weighted-average assumptions; risk-free interest rate of 6%; dividend yields of 0%; and a weighted-average expected life of the options of five years.

                                  GELTECH, Inc.

6. STOCKHOLDERS' EQUITY (CONTINUED)

For purpose of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro-forma net loss and loss per share for the year ended December 31, 1999 are shown below:

    Net loss:
       As reported                                            $(1,397,391)
       Pro-forma loss                                          (1,440,136)

    Basic and diluted loss per share:
       As reported                                            $     (0.19)
       Pro-forma loss                                               (0.20)

The pro-forma results reflect only options granted since 1994. Therefore, the full impact of SFAS 123 is not reflected in the pro-forma results because compensation cost is reflected over the vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered. The weighted-average fair value of options granted during the year ended December 31, 1999 was $0.35.

STOCK WARRANTS

During 1999, stock warrants for 138,889 shares of common stock at an exercise price of $1.80, expiring in June 2004, were granted and 24,211 stock warrants were exercised at an exercise price of $.01. At December 31, 1999, the number of stock warrants outstanding was 138,889. The stock warrants granted were in conjunction with the $500,000 promissory note to a lendor (see Note 3).

The weighted average grant date fair value of warrants issued during the year ended December 31, 1999 was $0.20.

                                  GELTECH, Inc.

6. STOCKHOLDERS' EQUITY (CONTINUED)

LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per share:

       Numerator:
          Net loss (numerator for basic and
            diluted loss per share)                                 $(1,397,391)
                                                                    ===========
       Denominator:
          Denominator for basic loss per share --
            weighted average shares                                   7,258,130

       Effect of dilutive securities:
          Options                                                            --
          Warrants                                                           --
                                                                    -----------
       Dilutive potential shares                                             --

       Denominator for diluted loss per share --
         adjusted weighted average shares                             7,258,130
                                                                    ===========

       Basic and diluted loss per share                             $     (0.19)
                                                                    ===========

The employee stock options and warrants are not included in the computation of loss per share because to do so would be anti-dilutive.

7. RELATED PARTY TRANSACTIONS

In connection with the purchase of Sierra Precision Optics, Inc. (Sierra), the Company issued a promissory note to a stockholder for $81,600, due January 2001 (see Note 12). Principal and interest payments are due monthly at 8%. At December 31, 1999, the balance was $17,243.

The Company also assumed a note payable for $211,000 to a stockholder in connection with the Sierra acquisition. In January 1999, $150,000 of the balance was converted to 100,000 shares of common stock. At December 31, 1999, the balance was $44,445 and is payable in monthly principal installments at 12% through December 2001.

                                  GELTECH, Inc.

8. COMMITMENTS AND CONTINGENT LIABILITIES

The Company is obligated as part of a license agreement to pay royalties to the University of Florida equal to 2% of net sales of certain licensed products plus a percentage of any royalty income received from sub-licensees. A minimum net royalty of $25,000 per year is due to the University of Florida. This royalty due may be reduced by up to 25% to cover expenses to defend and maintain the patent. Royalty expenses related to this agreement were $18,750 in 1999.

In 1997, the Company re-negotiated the terms of its license agreement with Corning Incorporated, in which the Company was obligated to pay Corning a royalty for each licensed product sold subsequent to January 1, 1998 of 4% of the net sales price per unit sold until November 2001 and 3.5% of the net sales price per unit sold after November 2001 and until August 2006. Under the terms of the new agreement, Corning Incorporated agreed to grant the Company a fully-paid perpetual license for the acquired technology in exchange for a lump-sum payment of $500,000, which was paid in 1998. The cost of the license is being amortized over 9 years, which is the estimated remaining life of the patented technology. During 1999, $26,938 in royalty expense was recognized and is included in selling, general and administrative expense in the accompanying financial statements.

The Company leases facilities under long-term noncancelable operating leases. Future minimum payments as of December 31, 1999 applicable to noncancelable operating leases with initial terms of one year or more are as follows:

         2000                                       $  338,692
         2001                                          353,252
         2002                                          370,366
         2003                                           94,089
                                                    ----------
         Total                                      $1,156,399
                                                    ==========

Rent expense for all operating leases was $401,432 in 1999.

The Company is currently in negotiations with Corning Incorporated related to their licensing agreement and has not repaid the $77,613 balance on the note payable to Corning Incorporated that was originally due in July 1999. The Company continues to accrue interest on the note and any unpaid amounts are included in the current portion of long-term debt and accrued expenses at December 31, 1999.

                                  GELTECH, Inc.

8. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

The Company is involved in certain other disputes and litigation arising in the ordinary course of its business. In the opinion of management, all matters are adequately covered by insurance, or if not covered are without merit or are of such kind, or involve such amounts as would not have a material adverse effect on the Company's financial position, results of operations or cash flows if disposed of unfavorably.

9. EMPLOYEE BENEFIT PLAN

The Company provides retirement benefits to employees through a salary reduction 401(k) savings plan. Employees are eligible to participate in the plan after six months and 1,000 hours of service, and are permitted to contribute up to the amount allowable by law to the plan. Employee contributions up to 6% in 1999 of eligible wages were matched by the Company at a discretionary percentage. The Company's contributions to the 401(k) savings plan for the year ended December 31, 1999 were approximately $15,700. Employees are vested in the matching contributions over a five year period.

10. SIGNIFICANT CUSTOMERS

Sales to the United States government and to a significant customer were 7% and 18% of the Company's total revenues, respectively, during 1999.

11. SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest totaled $161,158 during 1999.

Assets acquired and liabilities assumed in 1999, through issuance of promissory note and common stock related to Sierra Precision Optics, Inc. was valued at $284,100.

During 1999, $150,000 of a note payable was converted to 100,000 shares of common stock.

During 1999, $300,000 due on the line of credit was converted to a note payable.

                                  GELTECH, Inc.

12. ASSET PURCHASE

On January 4, 1999, the Company entered into an agreement to purchase the assets and assume certain liabilities of Sierra Precision Optics, Inc. for cash, stock and a note payable totaling approximately $304,100. Per this agreement, the Company acquired operating assets of approximately $895,000 and assumed liabilities of approximately $872,000 in exchange for $20,000 cash, a $81,600 promissory note to a stockholder and 135,000 shares of common stock valued at approximately $202,500. Consulting and legal expenses incurred in connection with the transaction were approximately $71,000. The Company recorded goodwill in connection with this transaction in the amount of $352,835, which is being amortized over 20 years. The results of Sierra's operations are included in the Company's statement of operations since the acquisition date.

13. EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On January 24, 2000, a lawsuit was filed against the Company by a former employee who alleged breach of his employment agreement. This suit was settled by the Company on August 4, 2000 through a cash payment to the former employee in the amount of $120,000.

On September 20, 2000, the stockholders of the Company sold 100% of their stock to LightPath Technologies, Inc. making GELTECH, Inc. a wholly-owned subsidiary.